Exhibit 99.1

CONTACTS:
At Notify Technology Corporation:
---------------------------------
Jerry Rice, Chief Financial Officer
Phone: 408-777-7927
jerry.rice@notifycorp.com

FOR IMMEDIATE RELEASE

         NOTIFY TECHNOLOGY REPORTS RESULTS FOR THE FISCAL QUARTER ENDED
                                DECEMBER 31, 2005

San Jose, CA, February 15, 2006 -- Notify Technology Corporation (OTC: NTFY) today announced financial results for its fiscal quarter ended December 31, 2005.

The Company's net gain for the three month period ended December 31, 2005, was $116,017, or a net gain per share of $0.01, compared to a net loss of $170,157, or a net loss per share of $0.01, reported for the same period in fiscal 2005.

The $1,520,957 of revenue reported in the fiscal quarter ended December 31, 2005 compares to $885,906 of revenue for the same period last year. The gross margin for three month period ended December 31, 2005 was 68.4% compared to 96.4% in the same period last year because the three month period ended December 31, 2005 contained manufacturing costs for Customer Premise Equipment ("CPE") sales while the cost of revenue for the three-month period ended December 31, 2004 had no CPE component.

The Company's NotifyLink wireless product line revenue improved to $610,020 for the three month period ended December 31, 2005 from $486,247 for the same period of the prior year. The service portion of the Visual Got Mail Solution product line was $234,852 in the three month period ended December 31, 2005 compared to $366,300 in the same period of the prior year. The level of Visual Got Mail service revenue is expected to continue to decrease in future periods as the installed base the Visual Got Mail product services declines due to our customer's discontinued marketing of the service.

The Product revenue for the three month period ended December 31, 2005 contained $675,387 resulting from deferred revenue recognized in connection with customer inventory being held for fulfillment. The customer disposed of the inventory thereby eliminating the fulfillment requirement and allowing the revenue to be recognized. The corresponding impact on gross margins was a favorable $221,137.

The increase in the wireless revenue is the result of more effective sales and marketing efforts. The Company's sales and marketing expense, which is primarily made up of the Company's sales and technical support organization, decreased to $380,194 for the three months period ended December 31, 2005 from $406,519 in the same period of fiscal 2005. The Company relies on its direct sales force and customer service organization to increase sales and service for a growing installed base of customers.

                                     -more-

"This was the last quarter that our legacy hardware product line will negatively impact our gross margins as the final deferred revenue associated with the product line was cleared from the balance sheet. Our future results will be generated from our NotifyLink and service related products," said Paul DePond, President of Notify Technology. "Our wireless business continues to grow and our new versions of NotifyLink for IMAP4 are starting to show traction. Over the past several months many organizations have been inquiring about using our NotifyLink Enterprise Edition as an alternative method for providing wireless email and PIM to any BlackBerry(R) device because of the legal issues involving Research In Motion Limited and NTP, Inc."

ABOUT NOTIFY TECHNOLOGY CORPORATION
-----------------------------------
Founded in 1994, Notify Technology Corporation, (OTC: NTFY) is an innovative software company developing mobility products for organizations of all sizes. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to statements regarding the development of NotifyLink revenue and the service revenue on the Visual Got Mail Solution. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, the continuance of certain customer voice mail programs, the expectation that the revenue from the service portion of the Visual Got Mail Solution will decline due to customer decisions to withdraw from the consumer market that the Notify product supports, as well as other risks. In particular, we cannot predict future NotifyLink revenues with any accuracy and do not know whether NotifyLink revenues will continue to grow at the rates we have recently experienced. Increasing NotifyLink revenues will require continued investments in our sales and marketing organization, and we have limited available cash resources to make these investments. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.

                            (Financial Tables Follow)

                          NOTIFY TECHNOLOGY CORPORATION
                  CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

                                                  THREE-MONTH PERIODS
                                                   ENDED DECEMBER 31,
                                              ----------------------------
                                                  2005            2004
                                              ------------    ------------
                                                      (Unaudited)
Revenue:
   Product sales                              $  1,286,105    $    486,970
   Service revenue                                 234,852         398,936
                                              ------------    ------------
Total revenue                                    1,520,957         885,906
                                              ------------    ------------

Cost of revenue:
   Product cost                                    454,665          19,349
   Service cost                                      8,098          12,631
   Royalty payments                                 17,245              --
Total cost of revenue                              480,008          31,980
                                              ------------    ------------
Gross profit                                     1,040,949         853,926
                                              ------------    ------------

Operating expenses:
          Research and development                 234,378         246,692
          Sales and marketing                      380,192         406,519
          General and administrative               311,278         373,224
                                              ------------    ------------
Total operating expenses                           925,848       1,026,435
                                              ------------    ------------

Gain (loss) from operations                        115,101        (172,509)

Interest income (expense) and other, net               916           2,352
                                              ------------    ------------
Net gain (loss)                               $    116,017    $   (170,157)
                                              ============    ============

Basic and diluted net gain (loss) per share   $       0.01    $      (0.01)
                                              ============    ============

Weighted average shares outstanding             13,968,995      13,828,017
                                              ============    ============

                          NOTIFY TECHNOLOGY CORPORATION
                       CONDENSED UNAUDITED BALANCE SHEETS

                                                       Dec. 31,         Sept. 30,
                                                         2005             2005
                                                     -------------    -------------
   ASSETS:
Current assets:
      Cash and cash equivalents                      $     371,221    $     424,228
      Accounts receivable, net                             592,611          472,942
      Other assets                                          51,730           58,751
                                                     -------------    -------------
Total current assets                                     1,015,562          955,921
      Property and equipment, net                          126,878          144,418
                                                     -------------    -------------
      Total assets                                   $   1,142,440    $   1,100,339
                                                     =============    =============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Current portion of capital lease obligation           20,415           22,609
      Accounts payable                                      41,640           47,650
      Accrued payroll and related liabilities              266,320          328,535
      Deferred revenue                                   1,328,680        1,287,866
      Customer advances                                         --           30,039
      Other accrued liabilities                            129,798          139,484
                                                     -------------    -------------
Total current liabilities                                1,786,853        1,856,183
      Long-term capital lease obligations                   18,458           23,044
                                                     -------------    -------------
Total liabilities                                        1,805,311        1,879,227
                                                     -------------    -------------
Shareholders' deficit:
      Common stock                                          13,969           13,969
      Additional paid-in capital                        22,840,830       22,840,830
      Accumulated deficit                              (23,517,670)     (23,633,687)
                                                     -------------    -------------
Total shareholders' deficit                               (662,871)        (778,888)
                                                     -------------    -------------
      Total liabilities and shareholders' deficit    $   1,142,440    $   1,100,339
                                                     =============    =============